Exhibit 10.20

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”), dated as of July 31, 2008 (the “Effective Date”), is entered into by and between ES EAST ASSOCIATES, LLC, a California limited liability company (“Landlord”), and AMYRIS BIOTECHNOLOGIES, INC., a California corporation (“Tenant”), with reference to the following facts:

A.        Landlord and Tenant entered into that certain Lease dated as of August 22, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 10, 2008 (the “First Amendment”) and that certain Second Amendment to Lease dated as of April 25, 2008 (the “Second Amendment”) (the Original Lease, as amended by the First Amendment and Second Amendment is referred to herein as the “Lease”), pursuant to which Landlord leases to Tenant space currently containing approximately 91,571 rentable square feet comprised of the Original Premises and the Expansion Space (the Original Premises and the Expansion Space are collectively referred to herein as the “Premises”) comprised of Suite Number 100 on the first (1st) floor and Suite Number(s) 200 and 250 on second (2nd) floor of the building commonly known as EmeryStation East, located at 5885 Hollis Street, Emeryville, California (the “Building”).

B.        Pursuant to the terms and conditions set forth in the Lease (including the Workletter attached as Exhibit B to the Original Lease, and the Expansion Workletter attached as Exhibit B to the First Amendment), Landlord has made available or is obligated to make available o Tenant the Tenant Improvement Allowance, Additional Tenant Improvement Allowance, Expansion Allowance, and Additional Expansion Allowance (collectively, the “Build-Out Allowance”) in connection with the construction of the Tenant Improvements (as defined in the Original Lease) and the Tenant Expansion Improvements (as defined in the First Amendment) in the Premises (collectively, the “Tenant Improvements”).

C.        Tenant has requested additional funding from Landlord to finance the costs to construct Tenant Improvements in the Premises, and Landlord agrees to provide such additional funding, pursuant to the terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.        Incorporation of Recitals; Defined Terms. Recitals A, B, and C set forth above are incorporated herein by this reference. Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the respective meanings set forth in the Lease.

2.        Third Amendment Allowance. Landlord shall provide to Tenant the additional amount of up to One Million Dollars ($1,000,000) (the “Third Amendment Allowance”) to pay for the Tenant Improvements in the Premises, which Third Amendment Allowance shall be disbursed by Landlord in accordance with the terms of the Lease.

(a)        Repayment. The amount of the Third Amendment Allowance funded by Landlord shall be amortized in equal monthly installments payable by Tenant over the number of months in the period commencing on the first day of the first full calendar month after the Expansion Space Commencement Date and ending on the last day of the last full calendar month prior to the date that would be the Termination Effective Date if Tenant were to exercise the Termination Option pursuant to Section 2.13 of the Original Lease (as subsequently amended in the First Amendment) (the “Third Amendment Allowance Amortization Period”), at an annual interest rate of 9.5%, compounded monthly, with such monthly payments to commence on the first day of the first calendar month following the Expansion Space Commencement Date and continuing on the first day of each month thereafter during the Third Amendment Allowance Amoritzation Period (such monthly amortization payments being referred to herein as the “Third Amendment Allowance Monthly Amortization Payments”). The Monthly Base Rent owing under the Lease shall be increased by such Third Amendment Allowance Monthly Amortization Payments.

(b)        Other Lease Modifications.

(i)        References to “Monthly Base Rent” and “Rent” in Sections 1.1(8) and 1.3 of the Original Lease shall be amended to include the Third Amendment Allowance Monthly Amortization Payments. The terms of Section 1.1(8) of the Original Lease with respect to the Deferred Base Rent shall not apply to the Third Amendment Allowance Monthly Amortization Payments.

(ii)        In the “Excess Rent” provision contained in Section 10.3 of the Original Lease, subsection (i) of such Section 10.3 is hereby deleted in its entirety and replaced with the following: “(i) that portion of the Monthly Base Rent, Rent Adjustments, Additional Tenant Improvement Allowance Monthly Payments, and monthly payments with respect to the Additional Expansion Allowance pursuant to Section 2(e)(iii) of the First Amendment to Lease due under this Lease for said month which is allocable to the space sublet or assigned (excluding, however, any Deferred Rent Loan Payments and Third Amendment Allowance Monthly Amortization Payments);”.

(iii)        Sections 14.3, 15.1, and 15.2 of the Original Lease with respect to the abatement and/or reduction of Rent shall not apply to the Third Amendment Allowance Monthly Amortization Payments.

(iv)        If (x) for any reason, including but not limited to Landlord’s exercise of its Recapture Right set forth in Section 10.2 of the Original Lease, the Termination Date occurs earlier than the scheduled Expiration Date set forth in Section 1.1(7) of the Original Lease, and (y) Tenant has not yet paid in full the Third Amendment Allowance, then the unamortized balance of the Third Amendment Allowance shall immediately become due and payable as of the Termination Date.

(v)        Section 25.8(ii)(a) of the Original Lease, as previously modified by the First Amendment, is further modified to mean and include the Third Amendment Allowance.

3.        Stock and Stock Warrants. As soon as practicable after the execution of this Third Amendment:

(a)        Tenant shall offer to Landlord (or its qualified affiliates and/or designees approved by Tenant) the right to purchase, in its sole and absolute discretion, anytime before August 15, 2008, up to 9,897 shares of Series B-1 Preferred Stock of Tenant (“Stock Shares”) at the Series B-1 offering price (namely $25.26 per share); and

(b)        Subject to and conditioned upon Landlord’s delivery to Tenant of (i) a copy of the Consent executed by Beneficiary, or (ii) the Evidence of No Mortgages, as appropriate, as provided in Section 7 hereto, Tenant shall deliver to Landlord stock warrants (“Warrants”) granting Landlord the right to purchase, in its sole and absolute discretion, any time before an Initial Public Offering (“IPO”) of stock shares of Tenant (the timing of such IPO Tenant will provide Landlord, its permitted assignees or transferees reasonable advance notice of) up to 2,009 shares of Tenant’s Series B-1 Preferred Stock at the Series B-1 offering price. The right to purchase such Stock Shares, or the Stock Shares and/or Warrants themselves, shall be, subject to customary restrictions including securities laws and restrictions to which other shareholders of Tenant are similarly bound, transferable by Landlord to one or more individuals and/or entities designated by Landlord from time to time. Landlord shall notify Tenant of such transfer, and Tenant shall cooperate to effect any such permitted transfer and record such transfer in Tenant’s books and records.

4.        Authority. This Third Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Third Amendment.

5.        Entire Agreement; No Amendment. This Third Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this Third Amendment and shall supersede all prior written and oral agreements concerning this subject matter. This Third Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Landlord and Tenant.

6.        Status of Lease. Except as amended by this Third Amendment, the Lease remains unchanged and, as amended by this Third Amendment, the Lease is in full force and effect.

7.        Consent of Lender. The effectiveness of this Third Amendment is conditioned upon (i) Comerica Bank (“Beneficiary”) consenting in writing to this Third Amendment by executing the Consent, in the form attached hereto or such other form as is reasonably acceptable to Tenant (“the “Consent”), in accordance with the terms of that certain Subordination, Attornment and Non-Disturbance Agreement dated as of August 28, 2007 by and among Beneficiary, Landlord and Tenant and recorded on September 13, 2007 as Instrument No. 2009-329927 in the Official Records of Alameda County, California (the “SNDA”), or (ii) Landlord delivering to Tenant: (a) a conformed copy of the full reconveyance of the Deed of Trust described in the SNDA, as recorded in the Official Records of Alameda County, California, (b) a current title commitment for the Real Property issued by Chicago Title Company or another reputable title company evidencing that there are no deeds of trust or mortgages encumbering the Real Property, and (e) a written representation and warranty from Landlord that there is currently no ground or underlying lease or mortgage or deed of trust encumbering the Real Property

(collectively, the “Evidence of No Mortgages”). Landlord shall use commercially reasonable efforts to obtain the Consent or to deliver the Evidence of No Mortgages, as appropriate, as soon as possible after the mutual execution of this Third Amendment.

IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment as of the date first above written.

TENANT:		LANDLORD:

AMYRIS BIOTECHNOLOGIES, INC., a California corporation		ES EAST ASSOCIATES, LLC, a California limited liability company

By:	/s/ Tamara L. Tompkins	By:	/s/ Richard Robbins
Print Name: Tamara L. Tompkins			Richard K. Robbins
Its: General Counsel			Managing Member

By:	/s/ Kinkead Reiling
Print Name: Kinkead Reiling
Its: SVP Corp Devel

CONSENT OF BENEFICIARY

In accordance with the terms of that certain Subordination, Attornment and Non-Disturbance Agreement dated as of August 28, 2007 by and among the undersigned, as beneficiary (“Beneficiary”), ES East Associates, LLC, as owner (“Landlord”), and Amyris Biotechnologies, Inc., as tenant (“Tenant”), and recorded on September 13, 2007 as Instrument No. 2009-329927 in the Official Records of Alameda County, California (the “SNDA”), Beneficiary hereby consents to the entering into of the foregoing Third Amendment to Lease dated as of July            , 2008 between Landlord and Tenant. Beneficiary agrees that nothing set forth in the SNDA shall alter or reduce the rights of Tenant to receive any undisbursed portion of the Third Amendment Allowance (as defined in the foregoing Third Amendment to Lease).

BENEFICIARY:
COMERICA BANK, as Agent

By:
Name:
Title:

Date:                                              , 2008